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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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
[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

            FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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FIRST UNION MANAGEMENT, INC.
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
AT THE COMPANY           IN CLEVELAND           IN CHICAGO               IN NEW YORK
--------------           ------------           ----------               -----------
Thomas T. Kmiecik        Stanley L. Ulchaker    Peter Wentz           Arthur Gormley
Senior Vice President    Edward Howard & Co.    Dilenschneider Group  Dilenschneider Group
(216) 781-4030           (216) 781-2400         (312) 553-0700        (212) 922-0900
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FOR IMMEDIATE RELEASE

             FIRST UNION MANAGEMENT INC. TO CONVERT TENNESSEE MALL
             -----------------------------------------------------
                  INTO TELECOMMUNICATIONS AND BUSINESS CENTER
                  -------------------------------------------

CLEVELAND, OHIO, MAY 8, 1998 - FIRST UNION MANAGEMENT, INC., today announced plans to transform a substantial portion of the Two Rivers Mall in Clarksville, Tennessee, into a telecommunications and business center.

First Union Management, which operates the Two Rivers Mall, is the affiliated management company of First Union Real Estate Investments (FUR:NYSE).

"We are pleased to have received so much positive support for this concept from community leaders in Clarksville and such encouraging feedback from the various businesses that have toured the premises," said Dan Nixon, executive vice president of First Union Management.

Plans indicate that 100,000 contiguous square feet at the facility will be offered to call centers and other telecommunications companies. "It's wonderful that the Two Rivers location will be utilized for these types of businesses. We're delighted about the prospects of growing our corporate community," said Clarksville Mayor Don Trotter.

Nixon noted several reasons for converting the retail space, "Not only does First Union have a very accommodating facility for telecommunications businesses; but Clarksville also has an outstanding and plentiful labor force in addition to great amenities such as the adjacent RiverWalk project."

First Union Real Estate Investments is a unique stapled-stock real estate investment trust (REIT) headquartered in Cleveland, Ohio, and traded on the New York Stock Exchange.

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